Exhibit 99.1
SolarWinds Announces Fourth Quarter and Full Year 2024 Results
AUSTIN, Texas - February 12, 2025 - SolarWinds Corporation (NYSE: SWI), a leading provider of simple, powerful, secure observability and IT management software, today reported results for its fourth quarter and full year ended December 31, 2024.
Fourth Quarter 2024 Financial Highlights
•Total revenue for the fourth quarter of $210.3 million, representing 6% year-over-year growth, and total recurring revenue representing 94% of total revenue.
•Net income for the fourth quarter of $72.7 million.
•Adjusted EBITDA for the fourth quarter of $104.1 million, representing a margin of 49% of total revenue and 20% year-over-year growth.
Full Year 2024 Financial Highlights
•Total revenue for the full year of $796.9 million, representing 5% year-over-year growth, and total recurring revenue representing 94% of total revenue.
•Net income for the full year of $111.9 million.
•Adjusted EBITDA for the full year of $384.7 million, representing a margin of 48% of total revenue and 17% year-over-year growth.
•Subscription Annual Recurring Revenue (ARR) of $311.7 million, representing year-over-year growth of 34%, and Total ARR of $729.0 million, representing year-over-year growth of 7%.

For a reconciliation of our GAAP to non-GAAP results, please see the tables below.
“We ended 2024 on a high note with fourth quarter and full-year total revenue and adjusted EBITDA results that exceeded the high end of our guidance ranges,” said Sudhakar Ramakrishna, SolarWinds President and Chief Executive Officer. “I’m pleased with the progress of our subscription-first strategy, our strong customer retention, and the continued innovation on the SolarWinds Platform.”
Regarding Friday’s announcement by the Company that it has entered into a definitive agreement to be acquired by Turn/River Capital, Ramakrishna said, “We are pleased to reach this significant milestone in the SolarWinds journey. Partnering with Turn/River Capital, we believe we can invest to fast-track a broader set of SolarWinds Platform innovations and an even greater focus on customer success to help navigate the complexities of today's hybrid and multi-cloud environments.”
Recent Business Highlights
•On February 7, 2025, SolarWinds announced that it has entered into a definitive agreement to be acquired by Turn/River Capital in an all-cash transaction valued at approximately $4.4 billion. Under the terms of the agreement, SolarWinds stockholders will receive $18.50 in cash for each share of SolarWinds common stock. The transaction is expected to be completed in the second calendar quarter of 2025, subject to receipt of regulatory approvals as well as the satisfaction of other customary closing conditions.
•In October, in addition to unveiling its SolarWinds Observability SaaS and Self-Hosted offerings, SolarWinds announced a new Universal Database License for its two Database Observability self-hosted products, Database Performance Analyzer and SQL Sentry®.
•In November, SolarWinds released its 2024 State of ITSM Report, which provides practical, actionable guidance rooted in real-world IT service management (ITSM) strategies. This report analyzed over 2,000 ITSM data systems and 60,000 points of anonymized and aggregated SolarWinds customer data.

Balance Sheet
At December 31, 2024, total cash and cash equivalents and short-term investments were $259.3 million and total debt was $1.2 billion.
The financial results included in this press release are preliminary and pending final review by the company and its external auditors. Financial results will not be final until SolarWinds files its annual report on Form 10-K for the period. Information about SolarWinds' use of non-GAAP financial measures is provided below under “Non-GAAP Financial Measures.”
In light of the pending acquisition by Turn/River Capital, the Company will not be holding an earnings conference call to discuss its financial results. Additionally, SolarWinds will not be providing financial outlook for 2025.
Forward-Looking Statements
This press release contains “forward-looking” statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the timing of the transaction and other information relating to the transaction. These forward-looking statements are based on management's beliefs and assumptions and on information currently available to management. Forward-looking statements include all statements that are not historical facts and may be identified by terms such as “aim,” “anticipate,” “believe,” “can,” “could,” “seek,” “should,” “feel,” “expect,” “will,” “would,” “plan,” “project,” “intend,” “estimate,” “continue,” “may,” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to (a) risks related to the Cyber Incident, including with respect to (1) litigation and investigation risks related to the Cyber Incident, including as a result of the pending civil complaint filed by the Securities and Exchange Commission against us and our Chief Information Security Officer, including that we have and may continue to incur significant costs in defending ourselves and may be unsuccessful in doing so, resulting in exposure to potential penalties, judgements, fines, settlement-related costs and other costs and liabilities related thereto, (2) numerous financial, legal, reputational and other risks to us related to the Cyber Incident, including risks that the incident or litigation related thereto has and may in the future result in reputational damage adversely affecting customer, partner, and vendor relationships and investor confidence and the incurrence of other liabilities and risks related to the impact of any such costs and liabilities, and (3) the possibility that our steps to secure our internal environment, improve our product development environment, and ensure the security and integrity of the software that we deliver to our customers may not be successful or sufficient to protect against future threat actors or attacks; (b) other risks related to cybersecurity, including that we have experienced and may in the future experience other security incidents and have had and may in the future have vulnerabilities in our systems and services, including to a greater degree, with respect to our legacy products, which vulnerabilities have been and may in the future be exploited, whether through the actions or inactions of our employees, our customers, insider threats, or otherwise, which may result in compromises or breaches of our and our customers’ systems, or theft or misappropriation of our and our customers’ confidential, proprietary, or personal information, as well as exposure to legal and other liabilities, including the related risk of higher customer, employee, and partner attrition and the loss of key personnel, as well as negative impacts to our sales, renewals, and upgrades; (c) risks related to the evolving breadth of our sales motion and challenges, investments, and additional costs associated with increased selling efforts toward enterprise customers and adopting a subscription-first approach; (d) risks relating to increased investments in, and the timing and success of, our transformation from monitoring to observability; (e) risks related to any shifts in our revenue mix and the timing of how we recognize revenue as we transition to subscription; (f) risks related to using artificial intelligence ("AI”) in our business and our solutions, including risks related to evolving laws and regulations regarding the use of AI, machine learning, and the receipt, collection, storage, processing, and transfer of data as well as the threat of cyberattacks created through AI or leveraging AI; (g) potential foreign exchange gains and losses related to expenses and sales denominated in currencies other than the functional currency of an associated entity; (h) any of the following factors either generally or as a result of the impacts of global macroeconomic conditions, the wars in Israel and Ukraine, geopolitical tensions involving China, disruptions in the global supply chain and energy markets, tariffs, inflation, recession or recessionary concerns, uncertainty over liquidity concerns in the broader financial services industry and foreign currency exchange rates and their impact on the global economy, or on our business operations and financial condition, or on the business operations and financial conditions of our customers, their end-customers, and our prospective customers: (1) reductions in information technology spending or delays in purchasing decisions by our customers, their end-customers, and our prospective customers, (2) the inability to sell products to new customers, or to sell additional products or upgrades to our existing customers, or to convert our maintenance customers to subscription products, (3) any decline in our renewal or net retention rates, or any delay or loss of U.S. government sales, (4) the inability to generate significant volumes of high quality sales leads from our digital marketing initiatives and convert such leads into new business at acceptable conversion rates, (5) the timing and adoption of new products, product upgrades, or pricing model changes by us or our competitors, (6) changes in interest rates, (7) risks associated with our international operations and any international expansion efforts, and (8) ongoing sanctions and export controls; (i) the possibility that our operating income could fluctuate and may decline as percentage of revenue as we make further expenditures to expand our infrastructure, product offerings, and sales motion in order to support additional growth in our business; (j) our ability to compete effectively in the markets we serve and the risks of increased competition as we enter new markets; (k) our ability to attract, retain, and motivate employees; (l) any violation of legal and regulatory requirements or any misconduct by our employees or partners; (m) risks associated with increased efforts and costs to comply with ongoing changes in applicable laws and regulations; (n) our inability to successfully identify, complete, and integrate acquisitions and manage our growth effectively; (o) risks associated with our status as a controlled company; and (p) such other risks and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission, including the risk factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 16, 2024, our Quarterly Reports on Form 10-Q, and our Annual Report on Form 10-K for the year ended December 31, 2024, that we anticipate filing on or before March 17, 2025, as well as (i) the risk that the proposed transaction pursuant to which the Company would be acquired by Turn/River Capital may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the common stock of the Company, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the receipt of regulatory approvals from various governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the agreement governing the proposed transaction (the “Merger Agreement”), including in circumstances that require the Company to pay a termination fee; (iv) the inability to obtain the necessary financing set forth in the commitment letters received in connection with the proposed transaction, (v) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally, (vi) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions, (vii) risks that the proposed transaction disrupts current plans and operations, (viii) risks related to diverting management’s attention from the Company’s ongoing business operations, (ix) the outcome of any legal proceedings that may be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto, (x) the Company’s ability to retain, hire and integrate skilled personnel including the Company’s senior management team and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed transaction, (xi) unexpected costs, charges or expenses resulting from the proposed transaction; (xii) the impact of adverse general and industry-specific economic and market conditions, (xiii) risks caused by delays in upturns or downturns being reflected in the Company’s financial position and results of operations, (xiv) risks that the benefits of the proposed transaction are not realized when and as expected, (xv) uncertainty as to timing of completion of the proposed transaction, and (xvi) other factors described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, the Company’s subsequent Quarterly Reports on Form 10-Q, and in other reports and filings with the SEC. The Company cautions you that the important factors referenced above may not contain all of the factors that are important to you. In addition, the Company cannot assure you that the Company will realize the results or developments expected or anticipated or, even if substantially realized, that they will result in the consequences or affect the Company or the Company’s operations in the way the Company expects. The forward-looking statements included in this press release are made only as of the date hereof. Except as required by applicable law or regulation, the Company does not undertake to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with GAAP, we use certain non-GAAP financial measures to clarify and enhance our understanding, and aid in the period-to-period comparison, of our performance. We believe that these non-GAAP financial measures provide supplemental information that is meaningful when assessing our operating performance because they exclude the impact of certain amounts that our management and board of directors do not consider part of core operating results when assessing our operational performance, allocating resources, preparing annual budgets and determining compensation. Accordingly, these non-GAAP financial measures may provide insight to investors into the motivation and decision-making of management in operating the business.

SolarWinds also believes that investors and security analysts use these non-GAAP financial measures to (a) compare and evaluate its performance from period to period and (b) compare its performance to those of its competitors.
There are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, do not reflect a comprehensive system of accounting and may not be completely comparable to similarly titled measures of other companies due to potential differences in the exact method of calculation between companies. Further, these non-GAAP measures exclude certain items that can vary substantially from company to company depending upon their financing and accounting methods, the book value of their assets, their capital structures, and the method by which their assets were acquired. Certain items that are excluded from these non-GAAP financial measures can have a material impact on operating and net income (loss).
As a result, these non-GAAP financial measures have limitations and should not be considered in isolation from, or as a substitute for, the most comparable GAAP measures. SolarWinds' management and board of directors compensate for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measure. Set forth in the tables below are the corresponding GAAP financial measures for each non-GAAP financial measure presented. Investors are encouraged to review the reconciliations of these non-GAAP financial measures to their most comparable GAAP financial measures that are set forth in the tables below.
Non-GAAP Revenue on a Constant Currency Basis. We provide non-GAAP revenue on a constant currency basis to provide a framework for assessing our performance excluding the effect of foreign currency rate fluctuations. To present this information, current period results for entities reporting in currencies other than U.S. Dollars are converted into U.S. Dollars at the average exchange rates in effect during the corresponding prior period presented. We believe that providing non-GAAP revenue on a constant currency basis facilitates the comparison of revenue to prior periods.
Non-GAAP Cost of Revenue and Non-GAAP Operating Income. We provide non-GAAP cost of revenue and non-GAAP operating income and related non-GAAP margins excluding such items as amortization of acquired intangible assets, stock-based compensation expense and related employer-paid payroll taxes, acquisition and other costs, restructuring costs, and Cyber Incident costs. Management believes these measures are useful for the following reasons:

•Amortization of Acquired Intangible Assets. We provide non-GAAP information that excludes expenses related to purchased intangible assets associated with our acquisitions, including our acquired technologies. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the amortization of acquired intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of our acquisition transactions, which also vary in frequency from period to period. Accordingly, we analyze the performance of our operations in each period without regard to such expenses.
•Stock-Based Compensation Expense and Related Employer-Paid Payroll Taxes. We provide non-GAAP information that excludes expenses related to stock-based compensation and related employer-paid payroll taxes. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions, and the variety of award types. Employer-paid payroll taxes on stock-based compensation is dependent on our stock price and the timing of the taxable events related to the equity awards, over which our management has little control, and does not correlate to the core operation of our business. Because of these unique characteristics of stock-based compensation and related employer-paid payroll taxes, management excludes these expenses when analyzing the organization’s business performance.
•Acquisition and Other Costs. We exclude certain expense items resulting from acquisitions, such as legal, accounting and advisory fees, changes in fair value of contingent consideration, costs related to integrating the acquired businesses, deferred compensation, severance and retention expense. In addition, we exclude certain costs that are non-recurring, including internal investigation costs. We consider these adjustments, to some extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, acquisitions result in operating expenses we would not have otherwise incurred in the normal course of our organic business operations. We believe that providing these non-GAAP measures that exclude acquisition and other costs, allows users of our financial statements to better review and understand the historical and current results of our operations, and also facilitates comparisons to our historical results and results of less acquisitive peer companies, both with and without such adjustments.
•Restructuring Costs. We provide non-GAAP information that excludes restructuring costs, such as severance paid in connection with corporate restructuring activities, as well as costs related to the separation of employment with our executives. In addition, we exclude, lease impairments and other costs incurred in connection with the exiting of certain leased facilities, and other contracts as they relate to our corporate restructuring and exit activities. These costs are infrequent, inconsistent in amount and are significantly impacted by the timing and nature of these events. Therefore, although we may incur these types of expenses in the future, we believe that eliminating these costs for purposes of calculating the non-GAAP financial measures facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance.
•Cyber Incident Costs. We exclude certain expenses resulting from the Cyber Incident. Expenses include costs to investigate and remediate the Cyber Incident, costs of lawsuits and investigations related thereto, including settlement costs and legal and other professional services, and estimated loss contingencies. Cyber Incident costs are provided net of insurance reimbursements, although the timing of recognizing insurance reimbursements has differed from the timing of recognizing the associated expenses. We expect to incur significant legal and other professional services expenses associated with the Cyber Incident in future periods. The Cyber Incident results in operating expenses that we would not have otherwise incurred by us in the normal course of our organic business operations. We believe that providing non-GAAP measures that exclude these costs facilitates a more meaningful evaluation of our operating performance and comparisons to our past operating performance. We expect to continue to invest significantly in cybersecurity, and such additional investments are not included in the net Cyber Incident costs reported.
Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Diluted Share. We believe that the use of non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share is helpful to our investors to clarify and enhance their understanding of past performance and future prospects. Non-GAAP net income (loss) is calculated as net income (loss) excluding the adjustments to non-GAAP cost of revenue and non-GAAP operating income, certain other non-operating gains and losses and the income tax effect of the non-GAAP exclusions. We define non-GAAP net income (loss) per diluted share as non-GAAP net income (loss) divided by the weighted average outstanding diluted common shares.
Adjusted EBITDA and Adjusted EBITDA Margin. We regularly monitor adjusted EBITDA and adjusted EBITDA margin, as it is a measure we use to assess our operating performance. We define adjusted EBITDA as net income (loss), excluding amortization of acquired intangible assets and developed technology, depreciation expense, stock-based compensation expense and related employer-paid payroll taxes, restructuring costs, acquisition and other costs, Cyber Incident costs, net, interest expense, net, debt-related costs including fees related to our credit agreements, debt extinguishment and refinancing costs, unrealized foreign currency (gains) losses, and income tax expense (benefit). We define adjusted EBITDA margin as adjusted EBITDA divided by total revenue. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are: although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements. Additionally, adjusted EBITDA: excludes the impact of restructuring impairment charges related to exited leased facilities which may continue to require future cash rent payments; does not reflect changes in, or cash requirements for, our working capital needs; does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt; and does not reflect tax payments that may represent a reduction in cash available to us. Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Unlevered Free Cash Flow. Unlevered free cash flow is a measure of our liquidity used by management to evaluate cash flow from operations, after the deduction of capital expenditures and prior to the impact of our capital structure, acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items, that can be used by us for strategic opportunities and strengthening our balance sheet. However, given our debt obligations, unlevered free cash flow does not represent residual cash flow available for discretionary expenses.
Other Defined Terms
Subscription Annual Recurring Revenue (Subscription ARR). Subscription ARR represents the annualized recurring value of all active subscription contracts at the end of a reporting period.
Total Annual Recurring Revenue (Total ARR). Total ARR represents the sum of Subscription ARR and the annualized value of all maintenance contracts related to perpetual licenses active at the end of a reporting period assuming those contracts are renewed at their existing terms.
We use Subscription ARR and Total ARR to better understand and assess the performance of our business, as our mix of revenue generated from recurring revenue has increased in recent years. Subscription ARR and Total ARR each provides a normalized view of customer retention, renewal and expansion, as well as growth from new customers. Subscription ARR and Total ARR should each be viewed independently of revenue and deferred revenue and are not intended to be combined with or to replace either of those items.
#SWIfinancials
About SolarWinds
SolarWinds (NYSE:SWI) is a leading provider of simple, powerful, secure observability and IT management software built to enable customers to accelerate their digital transformation. Our solutions provide organizations worldwide—regardless of type, size, or complexity—with a comprehensive and unified view of today’s modern, distributed, and hybrid network environments. We continuously engage IT service and operations professionals, DevOps and SecOps professionals, and Database Administrators (DBAs) to understand the challenges they face in maintaining high-performing and highly available IT infrastructures, applications, and environments. The insights we gain from them, in places like our THWACK® community, allow us to address customers’ needs now, and in the future. Our focus on the user and our commitment to excellence in end-to-end hybrid IT management have established SolarWinds as a worldwide leader in solutions for observability, IT service management, application performance, and database management. Learn more today at www.solarwinds.com.
The SolarWinds, SolarWinds & Design, Orion, and THWACK trademarks are the exclusive property of SolarWinds Worldwide, LLC or its affiliates, are registered with the U.S. Patent and Trademark Office, and may be registered or pending registration in other countries. All other SolarWinds trademarks, service marks, and logos may be common law marks or are registered or pending registration. All other trademarks mentioned herein are used for identification purposes only and are trademarks of (and may be registered trademarks of) their respective companies.
© 2025 SolarWinds Worldwide, LLC. All rights reserved.

CONTACTS:

Media:	Investors:
Dillon Townsel Phone: 512.571.3455 Media: pr@solarwinds.com	Atanas Baldzhiyski Phone: 512.682.9300 Investors: ir@solarwinds.com

SolarWinds Corporation
Consolidated Balance Sheets
(In thousands, except share and per share information)
(Unaudited)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$251,850	$284,695
Short-term investments	7,473	4,477
Accounts receivable, net of allowances of $539 and $743 as of December 31, 2024 and 2023, respectively	113,399	103,455
Income tax receivable	1,845	459
Prepaid and other current assets	28,939	28,241
Total current assets	403,506	421,327
Property and equipment, net	15,978	19,669
Operating lease assets	28,597	43,776
Deferred taxes	175,160	133,224
Goodwill	2,363,175	2,397,545
Intangible assets, net	128,940	183,688
Other assets, net	52,932	51,686
Total assets	$3,168,288	$3,250,915
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$7,448	$9,701
Accrued liabilities and other	52,737	56,643
Current operating lease liabilities	13,661	14,925
Accrued interest payable	246	942
Income taxes payable	45,456	29,240
Current portion of deferred revenue	343,357	344,907
Current debt obligation	12,357	12,450
Total current liabilities	475,262	468,808
Long-term liabilities:
Deferred revenue, net of current portion	45,941	42,070
Non-current deferred taxes	1,700	1,933
Non-current operating lease liabilities	35,704	49,848
Other long-term liabilities	14,738	55,278
Long-term debt, net of current portion	1,194,229	1,190,934
Total liabilities	1,767,574	1,808,871
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value: 1,000,000,000 shares authorized and 171,566,604 and 166,637,506 shares issued and outstanding as of December 31, 2024 and 2023, respectively	172	167
Preferred stock, $0.001 par value: 50,000,000 shares authorized and no shares issued and outstanding as of December 31, 2024 and 2023, respectively	—	—
Additional paid-in capital	2,575,099	2,688,854
Accumulated other comprehensive loss	(67,586)	(28,103)
Accumulated deficit	(1,106,971)	(1,218,874)
Total stockholders’ equity	1,400,714	1,442,044
Total liabilities and stockholders’ equity	$3,168,288	$3,250,915

SolarWinds Corporation
Consolidated Statements of Operations
(In thousands, except per share information)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Revenue:
Subscription	$89,259	$67,726	$304,512	$234,236
Maintenance	107,934	115,123	440,592	462,072
Total recurring revenue	197,193	182,849	745,104	696,308
License	13,116	15,290	51,791	62,432
Total revenue	210,309	198,139	796,895	758,740
Cost of revenue:
Cost of recurring revenue	19,893	18,752	76,238	73,636
Amortization of acquired technologies	1,317	3,096	7,069	13,369
Total cost of revenue	21,210	21,848	83,307	87,005
Gross profit	189,099	176,291	713,588	671,735
Operating expenses:
Sales and marketing	57,697	63,836	224,876	249,265
Research and development	28,018	24,993	108,599	100,173
General and administrative	31,656	32,596	125,848	123,716
Amortization of acquired intangibles	11,378	11,496	45,846	48,208
Total operating expenses	128,749	132,921	505,169	521,362
Operating income	60,350	43,370	208,419	150,373
Other income (expense):
Interest expense, net	(22,954)	(28,510)	(103,801)	(115,848)
Other expense, net	(103)	(189)	(817)	(386)
Total other expense	(23,057)	(28,699)	(104,618)	(116,234)
Income before income taxes	37,293	14,671	103,801	34,139
Income tax expense (benefit)	(35,377)	15,247	(8,102)	43,248
Net income (loss)	$72,670	$(576)	$111,903	$(9,109)
Net income (loss) available to common stockholders	$72,670	$(576)	$111,903	$(9,109)
Net income (loss) available to common stockholders per share:
Basic income (loss) per share	$0.42	$—	$0.66	$(0.06)
Diluted income (loss) per share	$0.41	$—	$0.64	$(0.06)
Weighted-average shares used to compute net income (loss) available to common stockholders per share:
Shares used in computation of basic income (loss) per share	171,068	166,239	169,313	164,631
Shares used in computation of diluted income (loss) per share	175,942	166,239	174,546	164,631

SolarWinds Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2024	2023
Cash flows from operating activities
Net income (loss)	$111,903	$(9,109)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	74,352	82,198
Provision for credit losses on accounts receivable	35	(389)
Stock-based compensation expense	76,460	75,727
Amortization of debt issuance costs	8,604	10,718
Loss on extinguishment of debt	254	—
Deferred taxes	(49,031)	(1,140)
(Gain) loss on foreign currency exchange rates	22	(14)
Lease impairment charges	4,531	11,392
Other non-cash (benefits) expenses	(54)	192
Changes in operating assets and liabilities:
Accounts receivable	(12,869)	(1,568)
Income taxes receivable	(1,464)	539
Prepaid and other assets	(117)	29,391
Accounts payable	(2,194)	(4,357)
Accrued liabilities and other	(8,226)	(15,250)
Accrued interest payable	(696)	362
Income taxes payable	(23,771)	(1,616)
Deferred revenue	10,559	6,389
Net cash provided by operating activities	188,298	183,465
Cash flows from investing activities
Purchases of investments	(32,480)	(8,388)
Maturities of investments	29,899	30,535
Purchases of property and equipment	(5,611)	(4,353)
Capitalized software development costs	(14,401)	(13,674)
Purchases of intangible assets	(466)	(244)
Other investing activities	—	564
Net cash provided by (used in) investing activities	(23,059)	4,440
Cash flows from financing activities
Proceeds from issuance of common stock under employee stock purchase plan	3,262	3,377
Repurchase of common stock	(26,499)	(18,830)
Exercise of stock options	49	143
Dividends paid	(168,162)	—
Proceeds from credit agreement	10,001	—
Repayments of borrowings from credit agreement	(10,001)	(9,338)
Payment of debt issuance costs	(5,657)	—
Net cash used in financing activities	(197,007)	(24,648)
Effect of exchange rate changes on cash and cash equivalents	(1,077)	(300)
Net increase (decrease) in cash and cash equivalents	(32,845)	162,957

	Twelve Months Ended December 31,
	2024	2023
Cash and cash equivalents
Beginning of period	284,695	121,738
End of period	$251,850	$284,695

Supplemental disclosure of cash flow information
Cash paid for interest	$104,527	$111,861
Cash paid for income taxes	$61,525	$40,964

Non-cash investing and financing transactions
Stock-based compensation included in capitalized software development costs	$1,140	$1,246

SolarWinds Corporation
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

	(in thousands, except margin and per share data)
GAAP cost of revenue	$21,210	$21,848	$83,307	$87,005
Stock-based compensation expense and related employer-paid payroll taxes	(612)	(496)	(2,443)	(2,085)
Amortization of acquired technologies	(1,317)	(3,096)	(7,069)	(13,369)
Restructuring costs	—	—	(39)	(377)
Non-GAAP cost of revenue	$19,281	$18,256	$73,756	$71,174

GAAP gross profit	$189,099	$176,291	$713,588	$671,735
Stock-based compensation expense and related employer-paid payroll taxes	612	496	2,443	2,085
Amortization of acquired technologies	1,317	3,096	7,069	13,369
Restructuring costs	—	—	39	377
Non-GAAP gross profit	$191,028	$179,883	$723,139	$687,566
GAAP gross margin	89.9%	89.0%	89.5%	88.5%
Non-GAAP gross margin	90.8%	90.8%	90.7%	90.6%

GAAP sales and marketing expense	$57,697	$63,836	$224,876	$249,265
Stock-based compensation expense and related employer-paid payroll taxes	(6,129)	(7,482)	(23,404)	(26,444)
Acquisition and other costs	—	(12)	—	(225)
Restructuring costs	(270)	—	(1,869)	(2,857)
Non-GAAP sales and marketing expense	$51,298	$56,342	$199,603	$219,739

GAAP research and development expense	$28,018	$24,993	$108,599	$100,173
Stock-based compensation expense and related employer-paid payroll taxes	(3,605)	(1,887)	(14,225)	(11,659)
Acquisition and other costs	(21)	—	(21)	—
Restructuring costs	—	(148)	(889)	(2,093)
Non-GAAP research and development expense	$24,392	$22,958	$93,464	$86,421

GAAP general and administrative expense	$31,656	$32,596	$125,848	$123,716
Stock-based compensation expense and related employer-paid payroll taxes	(9,154)	(10,951)	(38,268)	(37,215)
Acquisition and other costs	(164)	(672)	(1,124)	(2,387)
Restructuring costs	(3,244)	114	(7,544)	(14,921)
Cyber Incident costs, net	(2,615)	(2,205)	(10,256)	2,084
Non-GAAP general and administrative expense	$16,479	$18,882	$68,656	$71,277

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

	(in thousands, except margin and per share data)
GAAP operating expenses	$128,749	$132,921	$505,169	$521,362
Stock-based compensation expense and related employer-paid payroll taxes	(18,888)	(20,320)	(75,897)	(75,318)
Amortization of acquired intangibles	(11,378)	(11,496)	(45,846)	(48,208)
Acquisition and other costs	(185)	(684)	(1,145)	(2,612)
Restructuring costs	(3,514)	(34)	(10,302)	(19,871)
Cyber Incident costs, net	(2,615)	(2,205)	(10,256)	2,084
Non-GAAP operating expenses	$92,169	$98,182	$361,723	$377,437

GAAP operating income	$60,350	$43,370	$208,419	$150,373
Stock-based compensation expense and related employer-paid payroll taxes	19,500	20,816	78,340	77,403
Amortization of acquired technologies	1,317	3,096	7,069	13,369
Amortization of acquired intangibles	11,378	11,496	45,846	48,208
Acquisition and other costs	185	684	1,145	2,612
Restructuring costs	3,514	34	10,341	20,248
Cyber Incident costs, net	2,615	2,205	10,256	(2,084)
Non-GAAP operating income	$98,859	$81,701	$361,416	$310,129
GAAP operating margin	28.7%	21.9%	26.2%	19.8%
Non-GAAP operating margin	47.0%	41.2%	45.4%	40.9%

GAAP net income (loss)	$72,670	$(576)	$111,903	$(9,109)
Stock-based compensation expense and related employer-paid payroll taxes	19,500	20,816	78,340	77,403
Amortization of acquired technologies	1,317	3,096	7,069	13,369
Amortization of acquired intangibles	11,378	11,496	45,846	48,208
Acquisition and other costs	185	684	1,145	2,612
Restructuring costs	3,514	34	10,341	20,248
Cyber Incident costs, net	2,615	2,205	10,256	(2,084)
Loss on extinguishment of debt	—	—	276	—
Tax (benefits) expense associated with above adjustments	(21,255)	1,729	(34,258)	(6,201)
Non-GAAP net income	$89,924	$39,484	$230,918	$144,446

GAAP diluted income (loss) per share	$0.41	$—	$0.64	$(0.06)
Non-GAAP diluted earnings per share	$0.51	$0.24	$1.32	$0.88

Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

	(in thousands, except margin data)
Net income (loss)	$72,670	$(576)	$111,903	$(9,109)
Amortization and depreciation	18,260	19,387	73,933	80,023
Income tax expense (benefit)	(35,377)	15,247	(8,102)	43,248
Interest expense, net	22,954	28,510	103,801	115,848
Unrealized foreign currency (gains) losses	(355)	600	22	(14)
Acquisition and other costs	185	684	1,145	2,612
Debt-related costs	131	99	3,060	400
Stock-based compensation expense and related employer-paid payroll taxes	19,500	20,816	78,340	77,403
Restructuring costs(1)	3,514	34	10,341	20,248
Cyber Incident costs, net	2,615	2,205	10,256	(2,084)
Adjusted EBITDA	$104,097	$87,006	$384,699	$328,575
Adjusted EBITDA margin	49.5%	43.9%	48.3%	43.3%
________
(1)Restructuring costs include $5.3 million and $13.6 million of non-cash lease impairment and other accelerated depreciation expense incurred in connection with the exiting of certain leased facilities for the twelve months ended December 31, 2024 and 2023, respectively.

Reconciliation of Revenue to Non-GAAP Revenue
on a Constant Currency Basis
(Unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	Growth Rate	2024	2023	Growth Rate

	(in thousands, except percentages)
Total GAAP revenue	$210,309	$198,139	6.1%	$796,895	$758,740	5.0%
Estimated foreign currency impact(1)	158	—	0.1	(484)	—	(0.1)
Non-GAAP total revenue on a constant currency basis	$210,467	$198,139	6.2%	$796,411	$758,740	5.0%
________
(1)The estimated foreign currency impact is calculated using the average foreign currency exchange rates in the comparable prior year monthly periods and applying those rates to foreign-denominated revenue in the corresponding monthly periods in the three and twelve months ended December 31, 2024.

Reconciliation of Unlevered Free Cash Flow
(Unaudited)

	Twelve Months Ended December 31,
	2024	2023

	(in thousands)
Net cash provided by operating activities	$188,298	$183,465
Capital expenditures(1)	(20,478)	(18,271)
Free cash flow	167,820	165,194
Cash paid for interest and other debt related items	98,677	105,168
Cash paid for acquisition and other costs, restructuring costs, Cyber Incident costs, net, employer-paid payroll taxes on stock awards and other one-time items	23,387	13,194
Unlevered free cash flow (excluding forfeited tax shield)	289,884	283,556
Forfeited tax shield related to interest payments(2)	(26,132)	(29,084)
Unlevered free cash flow	$263,752	$254,472
_______________
(1)Includes purchases of property and equipment, capitalized software development costs and purchases of intangible assets.
(2)Forfeited tax shield related to interest payments assumes a statutory rate of 25.0% for the twelve months ended December 31, 2024 and 26.0% for the twelve months ended December 31, 2023.